SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): August 2, 2007



                              Eastman Kodak Company
               (Exact name of registrant as specified in charter)



         New Jersey                    1-87                   16-0417150
--------------------------------------------------------------------------------
(State or Other Jurisdiction       (Commission              (IRS Employer
     of Incorporation)             File Number)          Identification No.)


                                343 State Street,
                            Rochester, New York 14650
               (Address of Principal Executive Office) (Zip Code)


       Registrant's telephone number, including area code (585) 724-4000
                                                          --------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 2.02. Results of Operations and Financial Condition
--------------------------------------------------------

On August 2, 2007, Eastman Kodak Company issued a press release describing its financial results for its second fiscal quarter ended June 30, 2007. Copies of the press release and financial discussion document are attached as Exhibits
99.1 and 99.2, respectively, to this report.

Within the Company's second quarter 2007 press release and financial discussion document, the Company makes reference to certain non-GAAP financial measures including "Digital earnings improvement", "Traditional earnings improvement", "Digital revenue", "Traditional revenue", "Net cash generation", "GCG digital revenue improvement", "Net cash generation goal", "Digital earnings from operations goal" and "Digital revenue growth forecast", which have directly comparable GAAP financial measures. The Company believes that these measures represent important internal measures of performance. Accordingly, where these non-GAAP measures are provided, it is done so that investors have the same financial data that management uses with the belief that it will assist the investment community in properly assessing the underlying performance of the Company on a year-over-year basis. Whenever such information is presented, the Company has complied with the provisions of the rules under Regulation G and
Item 2.02 of Form 8-K. The specific reasons, in addition to the reasons described above, why the Company's management believes that the presentation of the non-GAAP financial measures provides useful information to investors regarding Kodak's financial condition, results of operations and cash flows are as follows:

Digital earnings improvement / Traditional earnings improvement / Digital revenue / Traditional revenue / GCG digital revenue improvement / Digital earnings from operations goal / Digital revenue growth forecast - Due to the Company's ongoing digital transformation, management views the Company's performance based on the following three key metrics: digital revenue growth, digital earnings growth and net cash generation. These three key metrics are emphasized in the Company's attached earnings release for the second quarter of 2007. These digital measures form the basis of internal management performance expectations and certain incentive compensation. Accordingly, these digital measures are presented so that investors have the same financial data that management uses with the belief that it will assist the investment community in properly assessing the underlying performance of the Company against its key metrics on a year-over-year and quarter-sequential basis, as the Company undergoes this digital transformation.

Net cash generation / Net cash generation goal - The Company believes that the presentation of net cash generation is useful information to investors as it facilitates the comparison of cash flows between reporting periods. In addition, management utilizes these measures as tools to assess the Company's ability to repay debt and repurchase its own common stock, after it has satisfied its working capital needs (including restructuring-related payments), dividends, capital expenditures, acquisitions and investments. The net cash generation measure equals net cash provided by continuing operations from operating activities, as determined under Generally Accepted Accounting Principles in the U.S. (GAAP), minus capital expenditures, plus proceeds from the sale of assets, investments in unconsolidated affiliates, and dividends. Net cash generation forms the basis of internal management performance expectations (it is one of the Company's three key metrics) and certain incentive compensation. Accordingly, the Company believes that the presentation of this information is useful to investors as it provides them with the same data as management uses to facilitate their assessment of the Company's cash position.

Item 9.01. Financial Statements and Exhibits
--------------------------------------------
 (c)   Exhibits
       --------

  Exhibit 99.1   Press release issued August 2,            Furnished with
                 2007 regarding financial results          this document
                 for the second quarter of 2007

  Exhibit 99.2   Financial discussion document issued      Furnished with
                 August 2, 2007 regarding financial        this document
                 results for the second quarter of 2007

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         EASTMAN KODAK COMPANY



                                         By: /s/ Diane E. Wilfong
                                         ----------------------------
                                         Name: Diane E. Wilfong
                                         Title: Chief Accounting Officer
                                                and Controller


Date:  August 2, 2007



                                  EXHIBIT INDEX
                                  -------------


Exhibit No.            Description
----------             ------------

 99.1 Press release issued August 2, 2007 regarding financial results for the second quarter of 2007

 99.2 Financial discussion document issued August 2, 2007 regarding financial results for the second quarter of 2007